Calculation of Filing Fee Tables
S-3
ACADIA REALTY TRUST
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares of beneficial interest of Acadia Realty Trust	457(o)			$ 500,000,000.00	0.0001531	$ 76,550.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 500,000,000.00		$ 76,550.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 18,438.79
			Net Fee Due:						$ 58,111.21
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price. In accordance with Rules 456(b) and 457(r) under the Securities Act, Acadia Realty Trust (the "Registrant") initially deferred payment of all of the registration fees for the Registrant's Registration Statement on Form S-3ASR (Registration No. 333-275356) filed with the Securities and Exchange Commission on November 7, 2023 (the "Registration Statement"). This "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Registration Fee Tables" in the Registration Statement.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Acadia Realty Trust	S-3	333-275356	10/28/2024		$ 18,438.79	Equity	Common shares of beneficial interest of Acadia Realty Trust		$ 120,436,284.41
Fee Offset Sources		Acadia Realty Trust	S-3	333-275356		10/28/2024						$ 61,240.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant has previously registered shares of its common shares of beneficial interest, $0.001 par value per share (the "Common Shares"), having an aggregate offering price of up to $400,000,000, offered by means of a 424(b)(5) prospectus supplement, dated October 28, 2024 (the "Prior Prospectus Supplement"), pursuant to the Registration Statement. In connection with the filing of the Prior Prospectus Supplement, the amount of the registration fee was $61,240. As of the date of this prospectus supplement, shares of Common Shares having an aggregate offering price of up to $120,436,284.41 remain unsold under the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $18,438.79 that has already been paid and remains unused with respect to the unsold shares of Common Shares previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is offset against the registration fee of $76,550 due for this offering. The remaining balance of the registration fee, $58,111.21, has been paid in connection with this offering. The Registrant has terminated the offering that included the unsold shares of Common Shares under the Prior Prospectus Supplement.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $500,000,000.00. The prospectus is a final prospectus for the related offering.